Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:                 Daniel Zeff

Date of Earliest Transaction Required to be Reported:         October 16, 2007

Issuer Name and Ticker Symbol:      Document Sciences Corp. (DOCX)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Sciences Corp.

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ZEFF HOLDING COMPANY, LLC             ZEFF CAPITAL PARTNERS I, L.P                         SPECTRUM GALAXY FUND LTD.

                                      By:  Zeff Holding Company, LLC, as general partner


By:      /s/ Daniel Zeff              By:    /s/ Daniel Zeff                               By:   /s/ Dion R. Friedland
         ----------------------------        -------------------------------------------         ---------------------------------
         Name:  Daniel Zeff                  Name:  Daniel Zeff                                  Name:  Dion R. Friedland
         Title:     Manager                  Title:     Manager                                  Title:     Director


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